UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2017

SYNLOGIC, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-37566	26-1824804
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Synlogic, Inc.

200 Sidney St., Suite 320

Cambridge, MA 02139

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 401-9947

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 28, 2017, Synlogic, Inc., formerly known as Mirna Therapeutics, Inc. (the “Company”), completed its business combination with Synlogic, Inc. (“Synlogic”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of May 15, 2017, by and among the Company, Meerkat Merger Sub, Inc. (“Merger Sub”), and Synlogic (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Synlogic, with Synlogic surviving as a wholly owned subsidiary of the Company (the “Merger”). On August 25, 2017, in connection with, and prior to the completion of, the Merger, the Company effected a 1:7 reverse stock split of its common stock (the “Reverse Stock Split”), and on August 28, 2017, immediately after completion of the Merger, the Company changed its name to “Synlogic, Inc.” Following the completion of the Merger, the Company will be focused on advancing Synlogic’s drug discovery and development platform for Synthetic Biotic medicines, which are designed using synthetic biology to genetically reprogram beneficial microbes to treat metabolic and inflammatory diseases and cancer.

Under the terms of the Merger Agreement, the Company issued shares of its common stock to Synlogic’s stockholders, at an exchange ratio of 0.5532 shares of the Company’s common stock, after taking into account the Reverse Stock Split, for each share of Synlogic common stock and preferred stock outstanding immediately prior to the Merger. The exchange ratio was determined through arms’-length negotiations between the Company and Synlogic. The Company assumed all of the stock options outstanding under the Synlogic 2017 Stock Incentive Plan (the “Synlogic Plan”), with such stock options henceforth representing the right to purchase a number of shares of the Company’s common stock equal to 0.5532 multiplied by the number of shares of Synlogic common stock previously represented by such options. The Company also assumed the Synlogic Plan.

Immediately after the Merger, there were 16,282,496 shares of the Company’s common stock outstanding. Immediately after the Merger, the former stockholders and optionholders of Synlogic owned, or held rights to acquire, approximately 82.4% of the fully-diluted common stock of the Company, which for these purposes is defined as the outstanding common stock of the Company, plus “in the money” options, assuming that all “in the money” options of the Company outstanding immediately prior to the Merger are exercised on a cashless basis immediately prior to the closing of the Merger (the “Fully-Diluted Common Stock of Mirna”), with the Company’s stockholders and optionholders immediately prior to the Merger owning approximately 17.6% of the Fully-Diluted Common Stock of Mirna. Approximately 70% of the Company’s common stock outstanding immediately after the Merger is held by stockholders party to lock-up agreements, pursuant to which such stockholders have agreed, except in limited circumstances, not to sell or transfer, or engage in swap or similar transactions with respect to, shares of the Company’s common stock, including, as applicable, shares received in the Merger and issuable upon exercise of certain warrants and options, for a period of 180 days following the completion of the Merger.

The shares of the Company’s common stock issued to the former stockholders of Synlogic were registered with the U.S. Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-4 (Reg. No. 333-218885) (the “Registration Statement”).

The Company’s shares of common stock listed on The NASDAQ Global Market, previously trading through the close of business on August 25, 2017, under the ticker symbol “MIRN,” will commence trading on The NASDAQ Capital Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “SYBX” on August 28, 2017. The Company’s common stock has a new CUSIP number, 87166L100.

The foregoing description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

As previously disclosed, at the annual meeting of the Company’s stockholders held on August 24, 2017, the Company’s stockholders approved a certificate of amendment to the amended and restated certificate of incorporation of the Company to effect the Reverse Stock Split and approved a certificate of amendment to the amended and restated certificate of incorporation of the Company to change the Company’s name from “Mirna Therapeutics, Inc.” to “Synlogic, Inc.”

On August 25, 2017, in connection with the Merger, the Company filed the certificate of amendment to the amended and restated certificate of incorporation of the Company with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Company’s common stock immediately prior to the Reverse Stock Split was reduced into a smaller number of shares, such that every seven shares of the Company’s common stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of the Company’s common stock after the Reverse Stock Split. The vesting of all outstanding and unexercised options to purchase shares of the Company’s common stock was accelerated in full immediately prior to the completion of the Merger. Immediately following the Reverse Stock Split and the Merger, there were 16,282,496 shares of the Company’s common stock outstanding.

No fractional shares were issued in connection with the Reverse Stock Split. In accordance with the certificate of amendment to the amended and restated certificate of incorporation of the Company, any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number and each stockholder who would otherwise be entitled to a fraction of a share of common stock upon the consummation of the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Company’s common stock on The NASDAQ Global Market on August 25, 2017.

On August 28, 2017, in connection with, and immediately following, the Merger, the Company filed a certificate of amendment to the amended and restated certificate of incorporation of the Company with the Secretary of State of the State of Delaware to change the Company’s name from “Mirna Therapeutics, Inc.” to “Synlogic, Inc.”

The foregoing description of the certificates of amendment to the amended and restated certificate of incorporation of the Company are not complete and are subject to and qualified in their entirety by reference to each such certificate of amendment to the amended and restated certificate of incorporation, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 4.01 Change in Registrant’s Certifying Accountant.

(a)

On August 28, 2017, the Audit Committee (the “Audit Committee”) of the board of directors of the Company approved the dismissal of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm, effective immediately.

The reports of Ernst & Young on the Company’s financial statements for each of the two fiscal years ended December 31, 2016 and December 31, 2015 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2016 and December 31, 2015, and in the subsequent interim period through August 28, 2017, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and Ernst & Young on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreement in their reports.

The Company provided Ernst & Young with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Ernst & Young furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements contained herein.

A copy of Ernst & Young’s letter, dated August 28, 2017, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)

On August 28, 2017, the Audit Committee approved, on behalf of the Company, the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Prior to the completion of the Merger, KPMG served as the auditor of Synlogic since its inception.

During the years ended December 31, 2016 and 2015, and the subsequent interim period through August 28, 2017, neither the Company nor anyone on its behalf consulted with KPMG, regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Pursuant to the Merger Agreement, all of the directors of the Company prior to the Merger, other than two designees mutually agreed upon by the Company and Synlogic to remain on the board of directors, resigned as directors immediately prior to the effective time of the Merger. Those two remaining directors then appointed, effective as of the effective time of the Merger, five designees selected by Synlogic, each to serve as directors in staggered classes agreed upon by the Company and Synlogic prior to the completion of the Merger, with each of the Company’s designees appointed to the class whose term expires in 2020.

In accordance with the Merger Agreement, on August 28, 2017, immediately prior to the effective time of the Merger, Lawrence M. Alleva, Peter S. Greenleaf, Paul Lammers, M.D., M.Sc., Perry Nisen, M.D., Ph.D. and Matthew Winkler, Ph.D. resigned from the Company’s board of directors and any respective committees of the board of directors to which they belonged. Following such resignations, the Company’s board of directors was comprised of Edward Mathers, a director whose term previously expired at the Company’s 2018 annual meeting of stockholders, and Michael Powell, Ph.D., a director whose term expires at the 2020 annual meeting of stockholders, and effective as of the effective time of the Merger the following individuals were appointed to the Company’s board of directors: Chau Khuong, as a director whose term expires at the Company’s 2018 annual meeting of stockholders, Nick Leschly, as a director whose term expires at the Company’s 2018 annual meeting of stockholders, Jose Carlos Gutierrez-Ramos, Ph.D., as a director whose term expires at the Company’s 2019 annual meeting of stockholders, Richard P. Shea, as a director whose term expires at the Company’s 2019 annual meeting of stockholders, Peter Barrett, Ph.D., as a director whose term expires at the Company’s 2020 annual meeting of stockholders, Edward Mathers, as a director whose term expires at the Company’s 2020 annual meeting of stockholders, and Michael Powell, Ph.D., as a director whose term expires at the Company’s 2020 annual meeting of stockholders.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

In accordance with the Merger Agreement, on August 28, 2017, immediately prior to the effective time of the Merger, Lawrence M. Alleva, Peter S. Greenleaf, Paul Lammers, M.D., M.Sc., Perry Nisen, M.D., Ph.D. and Matthew Winkler, Ph.D. resigned from the Company’s board of directors and any respective committees of the board of directors to which they belonged, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Also on August 28, 2017, immediately prior to the effective time, Paul Lammers, M.D., M.Sc., the Company’s President and Chief Executive Officer, and Alan Fuhrman, the Company’s Chief Financial Officer, resigned as officers of the Company. In connection with their respective resignations, each of Dr. Lammers and Mr. Fuhrman entered into a Separation Agreement, effective as of August 28, 2017 (the “Lammers Agreement” and the “Fuhrman Agreement, respectively, and collectively, the “Separation Agreements”), with the Company. Each of the Lammers Agreement and Fuhrman Agreement includes a customary release by Dr. Lammers and Mr. Fuhrman, respectively, of certain claims against the Company that are held by Dr. Lammers or Mr. Fuhrman, respectively.

Pursuant to the Lammers Agreement, Dr. Lammers ceased serving as an employee of the Company effective as of August 28, 2017 (the “Separation Date”). Dr. Lammers will be entitled to (i) a severance payment equal to $933,975, which represents eighteen months of Dr. Lammers’s base salary in effect as of immediately prior to the Separation Date and one and one half times his target annual bonus assuming achievement of his performance goals at target, (ii) payment of his COBRA premiums for up to eighteen months following the Separation Date, and (iii) 100% vesting acceleration on his outstanding equity awards as of the Separation Date.

Pursuant to the Fuhrman Agreement, Mr. Fuhrman ceased serving as an employee of the Company effective as of the Separation Date. Mr. Fuhrman will be entitled to (i) a severance payment equal to $451,980, which represents twelve months of Mr. Fuhrman’s base salary in effect as of immediately prior to the Separation Date and one times his target annual bonus assuming achievement of his performance goals at target, (ii) payment of his COBRA premiums for up to twelve months following the Separation Date, and (iii) 100% vesting acceleration on his outstanding equity awards as of the Separation Date.

The payment of the severance benefits will be made immediately following the closing of the transactions contemplated by the Merger Agreement, as contemplated by the Merger Agreement.

The foregoing description of the material terms of the Separation Agreements is not complete and is subject to and qualified in its entirety by reference to the full text of the Separation Agreements, copies of which are attached hereto as Exhibit 10.10 and 10.11, respectively, and are incorporated herein by reference.

(c)

On August 28, 2017, effective as of the effective time of the Merger, the Company’s board of directors appointed Jose Carlos Gutierrez-Ramos, Ph.D. as a member of the Company’s board of directors and as the Company’s Chief Executive Officer and President. In addition, the Company’s board of directors appointed Todd Shegog as Chief Financial Officer and Secretary, Aoife M. Brennan, MB, BCh, BAO, MMSc as Chief Medical Officer and Paul Miller, Ph.D. as Chief Scientific Officer, each to serve at the discretion of the Company’s board of directors. There are no family relationships among any of the Company’s directors and executive officers.

Jose Carlos Gutierrez-Ramos, Ph.D.

Synlogic entered into an employment agreement with Dr. Gutierrez-Ramos in 2015 that initially provided for a base salary of $400,000, subject to review and adjustment. Dr. Gutierrez-Ramos’s base salary was increased to $412,000 for 2016 and $424,360 for 2017. The agreement also provides that Dr. Gutierrez-Ramos is eligible to earn an annual cash incentive bonus of up to 30% of his base salary based on the achievement of corporate and/or individual performance goals, as determined by the Synlogic board of directors. Dr. Gutierrez-Ramos is also eligible to participate in the employee benefit plans available to Synlogic’s employees, subject to the terms of those plans. In May 2017, Dr. Gutierrez-Ramos’s employment agreement was amended to increase his annual base salary to $450,000 and his bonus target to 40% of his annual base salary.

Dr. Gutierrez-Ramos’s employment agreement also provides that, in the event that his employment is terminated by Synlogic for any reason other than for “cause,” death or “disability,” or by Dr. Gutierrez-Ramos for “good reason” (each as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive (i) continuing severance pay at a rate equal to 100% of his base salary, as then in effect (less applicable withholding), for a period of 12 months from the date of such termination, to be paid periodically in accordance with Synlogic’s normal payroll practices; (ii) the right to continued health care benefits under COBRA, paid by Synlogic at a cost similar for active and similarly situated employees who receive the same type of coverage until the earlier of (a) 12 months after termination, or (b) the date on which Dr. Gutierrez-Ramos becomes eligible for healthcare insurance with a subsequent employer, and (iii) a lump-sum payment equal to the prorated portion of the target bonus for the fiscal year in which Dr. Gutierrez-Ramos is terminated.

Dr. Gutierrez-Ramos’s employment agreement provides that, in the event Dr. Gutierrez-Ramos’s employment is terminated on account of death, “disability,” resignation for “good reason” or without “cause,” in any case, within the 12-month period immediately following or the 30 day period immediately prior to a change in control, then Dr. Gutierrez-Ramos’s outstanding unvested Synlogic restricted stock and/or Synlogic options (which converted in the Merger into restricted stock and options of the Company) shall become fully vested.

In addition, Dr. Gutierrez-Ramos has entered into a non-solicitation and non-competition agreement that applies during the term of Dr. Gutierrez-Ramos’s employment and for 12 months thereafter.

Todd Shegog

Synlogic entered into an employment agreement with Mr. Shegog in 2016 that provides for a base salary of $345,000, subject to review and adjustment. Mr. Shegog’s base salary was increased to $349,036 for 2017. The agreement provides that Mr. Shegog is eligible to earn an annual cash incentive bonus of up to 27.5% of his base salary based on the achievement of corporate and/or individual performance goals, as determined by the Synlogic board of directors. Mr. Shegog is also eligible to participate in the employee benefit plans available to Synlogic’s employees, subject to the terms of those plans. In May 2017, Mr. Shegog’s employment agreement was amended to increase his bonus target to 30% of his annual base salary.

Mr. Shegog’s employment agreement also provides that, in the event that his employment is terminated by Synlogic for any reason other than for “cause,” death or “disability,” or by Mr. Shegog for “good reason” (each as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive (i) continuing severance pay at a rate equal to 100% of his base salary, as then in effect (less applicable withholding), for a period of 6 months from the date of such termination, to be paid periodically in accordance with Synlogic’s normal payroll practices; (ii) the right to continued health care benefits under COBRA, paid by Synlogic at a cost similar for active and similarly situated employees who receive the same type of coverage until the earlier of (a) 6 months after termination, or (b) the date on which Mr. Shegog becomes eligible for healthcare insurance with a subsequent employer, and (iii) a lump-sum payment equal to the prorated portion of the target bonus for the fiscal year in which Mr. Shegog is terminated.

Mr. Shegog’s employment agreement provides that, in the event Mr. Shegog’s employment is terminated on account of death, “disability,” resignation for “good reason” or without “cause,” in any case, within the 12-month period immediately following or the 30 day period immediately prior to a change in control, then Mr. Shegog’s outstanding unvested Synlogic restricted stock and/or Synlogic options (which converted in the Merger into restricted stock and options of the Company) shall become fully vested.

In addition, Mr. Shegog has entered into a non-solicitation and non-competition agreement that applies during the term of Mr. Shegog’s employment and for 12 months thereafter.

Paul Miller, Ph.D.

Synlogic entered into an employment agreement with Dr. Miller in 2014 that initially provided for a base salary of $300,000, subject to review and adjustment. Dr. Miller’s base salary was increased to $309,000 for 2016 and to $316,725 for 2017. The agreement also provides that Dr. Miller is eligible to earn an annual cash incentive bonus of up to 25% of his base salary based on the achievement of corporate and/or individual performance goals, as determined by the Synlogic board of directors. Dr. Miller is also eligible to participate in the employee benefit plans available to Synlogic’s employees, subject to the terms of those plans.

Dr. Miller’s employment agreement provides that, in the event that his employment is terminated by Synlogic for any reason other than for “cause,” death or “disability,” or by Dr. Miller for “good reason” (each as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive continuing severance pay at a rate equal to 100% of his base salary, as then in effect (less applicable withholding), for a period of up to the earlier of (a) six months from the date of such termination or (b) the date he becomes employed full time.

Effective May 2017, Dr. Miller’s employment agreement was amended to increase his bonus target to 30% of his annual base salary and align his employment agreement with Synlogic’s other executive officers by providing him with six month’s severance whether or not he becomes employed by another company; a lump-sum payment equal to the prorated portion of the target bonus for the fiscal year in which he is terminated; a right to health care benefits under COBRA to be paid by Synlogic until the earlier of (a) six months from termination, or (b) the date on which Dr. Miller becomes eligible for healthcare insurance with a subsequent employer; and accelerated vesting of his equity in the event his employment is terminated on account of death, “disability,” resignation for “good reason” or without “cause,” in any case, within the 12-month period immediately following or the 30-day period immediately prior to a “change in control.” In addition, effective as of May 2017, Dr. Miller’s employment agreement provides that, in the event Dr. Miller’s employment is terminated on account of death, “disability,” resignation for “good reason” or without “cause,” in any case, within the 12-month period immediately following or the 30 day period immediately prior to a change in control, then Dr. Miller’s outstanding unvested Synlogic restricted stock and/or Synlogic options (which converted in the Merger into restricted stock and options of the Company) shall become fully vested.

In addition, Dr. Miller has entered into a non-solicitation and non-competition agreement that applies during the term of Dr. Miller’s employment and for 12 months thereafter.

Aoife M. Brennan, MB, BCh, BAO, MMSc

Synlogic entered into an employment agreement with Dr. Brennan in September 2016 that initially provided for a base salary of $345,000, subject to review and adjustment. Dr. Brennan’s base salary was increased to $349,036 for 2017. The agreement also provides that she is eligible to earn an annual cash incentive bonus of up to 27.5% of her base salary based on the achievement of corporate and/or individual performance goals, as determined by the Synlogic board of directors. Dr. Brennan is also eligible to participate in the employee benefit plans available to Synlogic’s employees, subject to the terms of those plans. In addition, Dr. Brennan’s employment agreement also provided her with a signing bonus of $85,000, plus a gross up for taxes to be paid on such compensation in connection with her commencement of employment with Synlogic and that she will be required to reimburse Synlogic those amounts if she voluntary resigns within 12 months following the commencement of her employment or is terminated by Synlogic for cause. In May 2017, Dr. Brennan’s employment agreement was amended to increase her bonus target to 30% of her annual base salary.

Dr. Brennan’s employment agreement provides that, in the event that Dr. Brennan’s employment is terminated by Synlogic for any reason other than for “cause,” death or “disability,” or by Dr. Brennan for “good reason” (each as defined in her employment agreement), subject to the execution and effectiveness of a separation agreement and release, she will be entitled to receive (i) continuing severance pay at a rate equal to 100% of her base salary, as then in effect (less applicable withholding), for a period of six months from the date of such termination, to be paid periodically in accordance with Synlogic’s normal payroll practices; (ii) the right to continue health care benefits under COBRA, paid by Synlogic at a cost similar for active and similarly situated employees who receive the same type of coverage until the earlier of (a) six months from termination, or (b) the date on which Dr. Brennan becomes eligible for healthcare insurance with a subsequent employer, and (iii) a lump-sum payment equal to the prorated portion of the target bonus for the fiscal year in which Dr. Brennan is terminated.

Dr. Brennan’s employment agreement provides that, in the event Dr. Brennan’s employment is terminated on account of death, “disability,” resignation for “good reason” or without “cause,” in any case, within the 12-month period immediately following or the 30-day period immediately prior to a “change in control,” then Dr. Brennan’s outstanding unvested Synlogic restricted stock and/or Synlogic options (which converted in the Merger into restricted stock and options of the Company) shall become fully vested.

In addition, Dr. Brennan has entered into a non-solicitation and non-competition agreement that applies during the term of Dr. Brennan’s employment and for 12 months thereafter.

The following definitions apply to Dr. Gutierrez-Ramos’s, Mr. Shegog’s, Dr. Miller’s and Dr. Brennan’s employment agreements:

“Cause” is defined as the executive’s (i) conviction of a felony, plea of guilty or “no contest” to a felony, or confession of guilt to a felony; (ii) act or omission which constitutes willful misconduct or negligence that results in loss, damage or injury to Synlogic or its prospects, including, but not limited to (A) disloyalty, dishonesty or a breach of fiduciary duty to Synlogic or Synlogic stockholders, (B) theft, fraud, embezzlement or other illegal conduct, or (C) deliberate disregard of a rule or policy of Synlogic; (iii) failure, refusal or unwillingness to perform, to the reasonable satisfaction of the Synlogic board of directors determined in good faith, any duty or responsibility assigned to the executive, which failure of performance continues for a period of more than two weeks after written notice thereof has been provided by the Synlogic board of directors, setting forth in reasonable detail the nature of such failure of performance; or (iv) the material breach by the executive of any of the provisions of the employment agreement or its related agreements.

“Good reason” is defined as a resignation that occurs within 30 days following: (i) a change in the principal location at which the executive provides services to Synlogic beyond 50 miles from Cambridge, Massachusetts; (ii) a reduction in the executive’s compensation or a material reduction in the executive’s benefits, except such a reduction in connection with a general reduction in compensation or other benefits of all senior executives of Synlogic; (iii) a material breach of the executive’s employment agreement by Synlogic that has not been cured within 10 days after written notice thereof by the executive to Synlogic; or (iv) a failure by Synlogic to obtain the assumption of the employment agreement by any successor to Synlogic.

“Disability” is defined as the executive’s inability, due to physical or mental illness or disease, to perform the functions then performed by the executive for 180 consecutive days, accompanied by the likelihood, in the opinion of a physician chosen by Synlogic and reasonably acceptable to the executive, that the executive will be unable to perform such functions within the reasonably foreseeable future.

“Change in control” is defined as (i) the sale of Synlogic by merger in which the Synlogic stockholders in their capacity as such no longer own a majority of the outstanding equity securities of Synlogic (or its successor); (ii) any sale of all or substantially all of the assets or capital stock of Synlogic (other than in a spin-off or similar transaction) or (iii) any other acquisition of the business of Synlogic, as determined by the Synlogic board of directors in its sole discretion. For the avoidance of doubt, in no event shall a bona fide equity or debt financing of Synlogic, including a financing in which greater than 50% of Synlogic’s outstanding equity securities are acquired by a third-party, or a reorganization required to effect an initial public offering, be deemed a “change in control.” The Merger will not constitute a change in control of Synlogic.

Each of Dr. Gutierrez-Ramos, Mr. Shegog, Dr. Miller and Dr. Brennan will enter into an indemnification agreement with the Company on August 28, 2017 immediately following the Merger.

(d)

The information set forth in Item 5.01 of this Current Report on Form 8-K with respect to the election of directors to the Company’s board of directors pursuant to and in accordance with the Merger Agreement is incorporated by reference into this Item 5.02(d).

On August 28, 2017, Peter Barrett, Ph.D., Michael Powell, Ph.D. and Richard P. Shea were appointed to the audit committee of the Company’s board of directors, and Mr. Shea was appointed the chairman of the audit committee. On August 28, 2017, Chau Khuong, Nick Leschly and Edward Mathers were appointed to the compensation committee of the Company’s board of directors, and Mr. Mathers was appointed as the chairman of the compensation committee. On August 28, 2017, Peter Barrett, Ph.D., Chau Khuong and Michael Powell, Ph.D. were appointed to the nominating and corporate governance committee of the Company’s board of directors, and Dr. Powell was appointed as the chairman of the nominating and corporate governance committee.

Peter Barrett, Ph.D.

Peter Barrett, Ph.D. has served as Chairman of the Synlogic board of directors since March 2014. Dr. Barrett joined Atlas Venture L.P., an early-stage venture capital fund, in 2002, and currently serves as a Partner in the life sciences group. From 1998 to 2002, Dr. Barrett was Executive Vice President and Chief Business Officer of Celera Genomics Group (now Celera Corporation, a subsidiary of Quest Diagnostics), a biotechnology company, which he co-founded. From 1979 to 1998, Dr. Barrett held senior management positions at Perkin-Elmer Corporation (now PerkinElmer, Inc.), a technology company focused on human and environmental health, most recently serving as Vice President, Corporate Planning and Business Development. Dr. Barrett currently serves on the boards of directors of PerkinElmer, Inc., Zafgen, Inc. and several privately held companies. Dr. Barrett previously served on the boards of directors of SciClone Pharmaceuticals, Inc., a pharmaceutical company, from April 2011 to June 2013, Helicos BioSciences Corporation, a life science company, from 2003 to August 2012 and Vitae Pharmaceuticals, Inc., a pharmaceutical company, from December 2004 to May 2015. Dr. Barrett is currently Vice Chairman of the advisory council of the Barnett Institute of Chemical and Biological Analysis at Northeastern University, as well as Adjunct Professor at the Barnett Institute. He is a member of the research council at Boston Children’s Hospital. Dr. Barrett holds a B.S. in Chemistry from Lowell Technological Institute (now the University of Massachusetts, Lowell) and a Ph.D. in Analytical Chemistry from Northeastern University. He also completed Harvard Business School’s Management Development Program.

Jose Carlos Gutierrez-Ramos, Ph.D.

Jose Carlos Gutierrez-Ramos, Ph.D. joined Synlogic as President and Chief Executive Officer in May 2015 and has also served as a director since such time. Dr. Gutierrez-Ramos served as President from May 2015 to September 2015 and from December 2016 to the present. Dr. Gutierrez-Ramos has served as Chief Executive Officer since May 2015. Dr. Gutierrez-Ramos joined Synlogic from Pfizer, a biopharmaceutical company, where he served as Group Senior Vice President and global head of BioTherapeutics Research from 2009 to May 2015. In that role, Dr. Gutierrez-Ramos held responsibility for more than 25 novel programs across the full spectrum of clinical development, re-launched efforts in Rare Disease Discovery and Development and founded the Centers for Therapeutic Innovation. Dr. Gutierrez-Ramos oversaw and enhanced the biologics platform for Pfizer from early discovery to entry in manufacturing. From 2007 to 2009, Dr. Gutierrez-Ramos held the position of Senior Vice President and Head of the Immuno-inflammation Center for Drug Discovery (iiCEDD) at GlaxoSmithKline, a pharmaceutical company, where he founded entrepreneurial units such as Epinova and Tempero focused in translating novel areas of science (e.g. Epigenetics and Tregs) into therapeutics. From 1995 to 2007, Dr. Gutierrez-Ramos was Senior Vice President and Head of Research & Development at Avidia Inc., a biopharmaceutical company, and Peptimmune Inc., a biotechnology company, where he led significant efforts focused on the discovery of novel protein therapeutics and peptides for autoimmune disease, including multiple sclerosis and diabetes. Dr. Gutierrez-Ramos began his career in the drug industry at Millennium Pharmaceuticals, a biopharmaceutical company, serving as Vice President of Inflammation Drug Discovery. In that capacity, Dr. Gutierrez-Ramos was responsible for advancing pre-clinical candidates in inflammation and immunology into human clinical trials and advancing compounds (small molecules and antibodies) from discovery through clinical development. Dr. Gutierrez-Ramos began his career in academia as part of the faculty at the Genetics department of Harvard Medical School. Dr. Gutierrez-Ramos was also a member of the Basel Institute for Immunology in Basel, Switzerland, and a fellow at the Max-Plank Institute in Freiburg, Germany. Dr. Gutierrez received a M.S. in Biochemistry and Molecular Biology and a Ph.D. in Immunology from Universidad Autónoma de Madrid.

Chau Khuong

Chau Khuong has served on the Synlogic board of directors since February 2016. Mr. Khuong has worked at OrbiMed Advisors LLC, a private equity and venture capital firm, since 2003 and is Private Equity Partner. Mr. Khuong gained experience in start-up operations and business development at Veritas Medicine, Inc., a healthcare company, and in basic science research at the Yale School of Medicine and Massachusetts General Hospital. Mr. Khuong currently serves as a director of several public and private companies, including Aerpio Therapeutics, Inspire Medical Systems, Nabriva Therapeutics AG, NextCure, Inc., Pieris Pharmaceuticals, Inc., ReViral Ltd. and Graybug, Inc. Mr. Khuong previously served as a director of Otonomy, Inc. from August 2013 through July 2016. Mr. Khuong holds a B.S. in Molecular, Cellular and Developmental Biology with concentration in biotechnology and an M.P.H. with concentration in infectious diseases, both from Yale University.

Nick Leschly

Nick Leschly has served on the Synlogic board of directors since March 2016. Mr. Leschly has served as the President and Chief Executive Officer of bluebird bio, Inc. (“bluebird bio”), a clinical-stage biotechnology company, since September 2010. Previously, Mr. Leschly served as Interim Chief Executive Officer of bluebird bio from March 2010 to September 2010. Formerly a partner of Third Rock Ventures, L.P. (“Third Rock”), a venture capital firm, since its founding in 2007, Mr. Leschly played an integral role in the overall formation, development and business strategy of several of Third Rock’s portfolio companies, including Agios Pharmaceuticals, Inc. and Edimer Pharmaceuticals, Inc. Prior to joining Third Rock, Mr. Leschly worked at Millennium Pharmaceuticals, leading several early-stage drug development programs and served as the product and alliance leader for VELCADE. Mr. Leschly also founded and served as Chief Executive Officer of MedXtend Corporation, a medical device company. Mr. Leschly received his B.S. in Molecular Biology from Princeton University and his M.B.A. from the Wharton School of Business.

Richard P. Shea

Richard P. Shea has served as the Chief Financial Officer of Syndax Pharmaceuticals, Inc. since February 2017. Mr. Shea previously served as a member of the Syndax Pharmaceuticals board of directors from January 2014 to February 2017. From July 2007 through December 2016, Mr. Shea served as Senior Vice President and Chief Financial Officer of Momenta Pharmaceuticals Inc., a publicly traded biotechnology company, and was its Vice President and Chief Financial Officer since October 2003. Prior to joining Momenta, Mr. Shea served as Chief Operating Officer and Chief Financial Officer of Variagenics Inc., a publicly traded pharmacogenomics company, that was merged with Hyseq Pharmaceuticals Inc., and as Vice President, Finance of Genetics Institute, Inc., a publicly traded biotechnology company, which was acquired by Wyeth Pharmaceuticals, Inc., which was then acquired by Pfizer, Inc. Mr. Shea received an A.B. from Princeton University and an M.B.A. from the Public Management Program at Boston University.

Each of Dr. Barrett, Dr. Gutierrez-Ramos, Mr. Khuong, Mr. Leschly and Mr. Shea will enter into an indemnification agreement with the Company on August 28, 2017 immediately following the Merger.

While the Company currently expects to provide its non-employee directors with cash compensation consistent with its existing policy, the Company also currently expects to review its non-employee director cash and equity compensation policies and such policies may be subject to change.

(e)

On August 28, 2017, pursuant to the Merger Agreement, the Company assumed the Synlogic Plan. Please see the section of the Registration Statement entitled “Synlogic Executive Compensation – Other Benefits – Synlogic 2017 Equity Incentive Plan” for information regarding the Synlogic Plan, which such information is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Merger, the Company’s board of directors adopted a code of business conduct and ethics (the “Code”) effective as of the effectiveness of the Merger. The Code superseded the Company’s existing code of business conduct and ethics previously adopted by its board of directors. The Code applies to all directors, officers and employees of the Company.

The existing code was refreshed and updated in connection with the Merger to conform the Code to reflect current best practices and enhance the Company personnel’s understanding of the Company’s standards of ethical business practices, promote awareness of ethical issues that may be encountered in carrying out an employee’s or director’s responsibilities, and improve its clarity as to how to address ethical issues that may arise.

The newly adopted Code did not result in any explicit or implicit waiver of any provision of the Company’s code of business conduct and ethics in effect prior to the adoption of the Code. The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, a copy of which is attached hereto as Exhibit 14.1 and incorporated herein by reference.

The Code will also be posted on the Company’s website at www.synlogictx.com. The Company also anticipates filing any future amendment or waiver of the Code on the Company’s website within four business days of the date thereof. The contents of the Company’s website are not incorporated by reference in this report or made a part hereof for any purpose.

Item 8.01. Other Events.

On August 28, 2017, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The Company intends to file the financial statements of Synlogic required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1^	Agreement and Plan of Merger and Reorganization, dated as of May 15, 2017, by and among Mirna Therapeutics, Inc., Meerkat Merger Sub, Inc. and Synlogic, Inc. (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2017)

3.1	Certificate of Amendment (Reverse Stock Split) to the Amended and Restated Certificate of Incorporation, dated August 25, 2017

3.2	Certificate of Amendment (Name Change) to the Amended and Restated Certificate of Incorporation, dated August 28, 2017

10.1+	Form of Indemnification Agreement between the Company and each of its directors and officers (incorporated by reference from Exhibit 10.13 to the Company’s Registration Statement on Form S-1/A (File No. 333-206544) filed with the SEC on September 11, 2015)

10.2+	Offer Letter by and between Synlogic and Jose Carlos Gutierrez-Ramos, Ph.D., dated as of March 20, 2015

10.3+	First Amendment to Offer Letter by and between Synlogic and Jose Carlos Gutierrez-Ramos, Ph.D., dated as of May 8, 2017

10.4+	Offer Letter by and between Synlogic and Todd Shegog, dated as of June 17, 2016

10.5+	First Amendment to Offer Letter by and between Synlogic and Todd Shegog, dated as of May 8, 2017

10.6+	Offer Letter by and between Synlogic and Aoife M. Brennan, MB, BCh, BAO, MMSc, dated as of June 22, 2016

10.7+	First Amendment to Offer Letter by and between Synlogic and Aoife M. Brennan, MB, BCh, BAO, MMSc, dated as of November 7, 2016

10.8+	Second Amendment to Offer Letter by and between Synlogic and Aoife M. Brennan, MB, BCh, BAO, MMSc, dated as of May 8, 2017

10.9+	Amended and Restated Letter Agreement by and between Paul Miller, Ph.D., dated as of May 16, 2017

10.10+	Separation Agreement by and between the Company and Paul Lammers, dated as of August 20, 2017.

10.11+	Separation Agreement by and between the Company and Alan Fuhrman, dated as of August 20, 2017.

10.12†^	Agreement and Plan of Merger by and among AbbVie S.à.r.l., Suffolk Merger Sub, Inc., Synlogic IBDCo, Inc., Synlogic, LLC, Synlogic, Inc. and the founders named therein, dated as of July 16, 2015; as amended by a First Amendment to Agreement and Plan of Merger, dated as of December 14, 2015

10.13†	License Agreement by and between Synlogic, Inc. and Synlogic IBDCo, Inc., dated as of July 16, 2015

10.14†	License Agreement by and among Trustees of Boston University, Massachusetts Institute of Technology and Synlogic, Inc., dated as of October 18, 2015

10.15†	Exclusive Patent License Agreement by and between Massachusetts Institute of Technology and Synlogic, Inc., dated as of November 9, 2015; as amended by a Letter Agreement by and among Massachusetts Institute of Technology, Synlogic, Inc. and Synlogic IBDCo, dated as of November 9, 2015 and a First Amendment to the Exclusive Patent License Agreement, dated as of July 20, 2016

14.1	Code of Business Conduct and Ethics

16.1	Letter from Ernst & Young LLP dated August 28, 2017

99.1	Press Release issued by the Company on August 28, 2017

^	The schedules and exhibits to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
+	Management contract or compensatory plans or arrangements.
†	Confidential treatment has been requested or granted as to certain portions, which portions have been omitted and filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNLOGIC, INC.

By:	/s/ Todd Shegog
Name:	Todd Shegog
Title:	Chief Financial Officer and Secretary

Dated: August 28, 2017

Index to Exhibits

Exhibit No.	Description

2.1^	Agreement and Plan of Merger and Reorganization, dated as of May 15, 2017, by and among Mirna Therapeutics, Inc., Meerkat Merger Sub, Inc. and Synlogic, Inc. (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2017)

3.1	Certificate of Amendment (Reverse Stock Split) to the Amended and Restated Certificate of Incorporation, dated August 25, 2017

3.2	Certificate of Amendment (Name Change) to the Amended and Restated Certificate of Incorporation, dated August 28, 2017

10.1+	Form of Indemnification Agreement between the Company and each of its directors and officers (incorporated by reference from Exhibit 10.13 to the Company’s Registration Statement on Form S-1/A (File No. 333-206544) filed with the SEC on September 11, 2015)

10.2+	Offer Letter by and between Synlogic and Jose Carlos Gutierrez-Ramos, Ph.D., dated as of March 20, 2015

10.3+	First Amendment to Offer Letter by and between Synlogic and Jose Carlos Gutierrez-Ramos, Ph.D., dated as of May 8, 2017

10.4+	Offer Letter by and between Synlogic and Todd Shegog, dated as of June 17, 2016

10.5+	First Amendment to Offer Letter by and between Synlogic and Todd Shegog, dated as of May 8, 2017

10.6+	Offer Letter by and between Synlogic and Aoife M. Brennan, MB, BCh, BAO, MMSc, dated as of June 22, 2016

10.7+	First Amendment to Offer Letter by and between Synlogic and Aoife M. Brennan, MB, BCh, BAO, MMSc, dated as of November 7, 2016

10.8+	Second Amendment to Offer Letter by and between Synlogic and Aoife M. Brennan, MB, BCh, BAO, MMSc, dated as of May 8, 2017

10.9+	Amended and Restated Letter Agreement by and between Paul Miller, Ph.D., dated as of May 16, 2017

10.10+	Separation Agreement by and between the Company and Paul Lammers, dated as of August 20, 2017.

10.11+	Separation Agreement by and between the Company and Alan Fuhrman, dated as of August 20, 2017.

10.12†^	Agreement and Plan of Merger by and among AbbVie S.à.r.l., Suffolk Merger Sub, Inc., Synlogic IBDCo, Inc., Synlogic, LLC, Synlogic, Inc. and the founders named therein, dated as of July 16, 2015; as amended by a First Amendment to Agreement and Plan of Merger, dated as of December 14, 2015

10.13†	License Agreement by and between Synlogic, Inc. and Synlogic IBDCo, Inc., dated as of July 16, 2015

10.14†	License Agreement by and among Trustees of Boston University, Massachusetts Institute of Technology and Synlogic, Inc., dated as of October 18, 2015

10.15†	Exclusive Patent License Agreement by and between Massachusetts Institute of Technology and Synlogic, Inc., dated as of November 9, 2015; as amended by a Letter Agreement by and among Massachusetts Institute of Technology, Synlogic, Inc. and Synlogic IBDCo, dated as of November 9, 2015 and a First Amendment to the Exclusive Patent License Agreement, dated as of July 20, 2016

14.1	Code of Business Conduct and Ethics

16.1	Letter from Ernst & Young LLP dated August 28, 2017

99.1	Press Release issued by the Company on August 28, 2017

^	The schedules and exhibits to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
+	Management contract or compensatory plans or arrangements.
†	Confidential treatment has been requested or granted as to certain portions, which portions have been omitted and filed separately with the SEC.